Exhibit 2.32

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this “Agreement”) is made as of March 7, 2005 by and among NUR Macroprinters Ltd., a company organized under the laws of the State of Israel, registered under number 52-003986-8, with its offices at 12 Abba Hillel Silver Street, Lod, Israel (the “Company”) and Dan Purjes with his address at 830 Third Avenue, 14th Floor, New York, NY 10022, United States (the “Holder”).

        Whereas,         in consideration for the Holder’s agreement to enter into the Voting Trust Agreement of March 7, 2005 (the “Voting Trust Agreement”), the Company will, subject to the Company’s shareholders approval, grant to the Holder five-year warrants (the “Warrants”) to purchase up to 3,000,000 ordinary shares of the Company (the “Warrant Share”) at an exercise price per share of $0.75; and

        Whereas,         this Agreement supersedes and cancels in all respects the Registration Rights Agreement of January 23, 2005 which was entered between the parties; and

        Whereas,         the Company undertakes, subject to its shareholder approval, to register the Warrants and the Warrant Shares underlying the Warrants, on the terms described in this Agreement.

        Now, Therefore, in consideration of the foregoing, the parties agree as follows:

        1.         Definitions. As used herein, the following terms have the following meanings, unless the context specifically requires otherwise:

1.1. “Commission” means the United States Securities and Exchange Commission.

    1.2.            “Effective Date” means the date on which the Company’s shareholders approve the grant of the Warrants to the Holder and the terms of this Agreement, which approval shall be sought at the next succeeding meeting of the shareholders immediately following the execution of this Agreement, solicited by way of proxy or otherwise, but no later than ninety (90) days from the date hereof.

    1.3.            “Form F-3” means such form under the Securities Act as in effect on the date hereof or substantially similar thereto and available to the Company or any registration form under the Securities Act subsequently adopted by the Commission, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

    1.4.            “Register”, “registered”, and “registration” means a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

    1.5.            “Registrable Shares” means the Warrants granted to the Holder in accordance with the provisions of the Voting Trust Agreement, any Warrant Shares issuable upon exercise of the Warrants, any existing warrants to purchase ordinary shares, NIS 1.0 par value per share, of the Company and any other ordinary shares, NIS 1.0 par value per share, of the Company owned by the Holder.

    1.6.            “Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        2.         Incidental Registration

    2.1.            If the Company proposes, at any time after the Effective Date, to register any of its securities (other than a registration statement on Form S-8, S-4 or any equivalent or successor form), for its own account or for the account of any other person, it shall give notice to the Holder of such intention. Upon the written request of the Holder, given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered in the manner requested by the Holder.

    2.2.            Notwithstanding any other provision of this Section 2, with respect to an underwritten public offering by the Company, if the managing underwriter advises the Company in writing that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, shares held by the Holder and by other shareholders of the Company who are entitled to have their shares included in such registration, pro rata among them to the extent necessary to satisfy such limitation. To the extent Registrable Shares are included in such underwriting, the Holder shall agree not to sell their Registrable Shares included in the registration statement for such period, not to exceed 180 days, as may be required by the managing underwriter, and the Company shall keep effective and current such registration statement for such period as may be required to enable the Holder to complete the distribution and resale of their Registrable Shares; provided, however, that each key officer and director of the Company and each person who, at the time of the proposed filing of such public offering, beneficially owns 1% or more of the outstanding share capital of the Company, on a fully-converted, fully-diluted basis, shall enter into the same agreement. Notwithstanding the provisions of this Section 2, the Company shall have the right at any time after it shall have given notice to the Holder, to elect not to file any such proposed registration statement.

    2.3.            The Company represents as at the date hereof that it satisfies the Registrant Requirements (as defined in the general instructions for Form F-3) for the use of Form F-3 for the registration of the resale of securities under the Securities Act.

        3.         Termination Of Registration Rights

    3.1.            The right of the Holder to request registration pursuant to Section 2 shall terminate upon earlier of such date: (i) that all Registrable Shares held, issuable or entitled to be held upon exercise by the Holder (or an affiliate of Holder) may be sold under Rule 144(k) (or any successor rule) in any 90 day period and (ii) that all Registrable Shares have been registered hereunder and sold in a public offering.

        4.         Expenses. All expenses incurred in connection with any registration under Section 2 shall be borne by the Company, other than the Holder’s pro rata share of underwriters’ fees and discounts payable to any underwriter and fees, and costs of legal counsel for the Holder.

        5.         Indemnities. If any Registrable Shares are included in a registration statement pursuant to this Agreement:

    5.1.            The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Holder, any underwriter (as defined in the Securities Act) for the Holder, and each person, if any, who controls the Holder or such underwriter (collectively and individually referred to as the “Indemnified Party”), from and against any and all losses, damages, claims, liabilities, joint or several, costs, and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent will not be unreasonably withheld) to which such Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs, or expenses arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented (including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rules or regulations promulgated thereunder, and the Company will reimburse each Indemnified Party, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, liability, action, or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, so made in conformity with information furnished to the Company by the Indemnified Party, in writing, specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the Company’s consent, which consent will not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by the Holder.

    5.2.            The Holder will indemnify and hold harmless, to the fullest extent permitted by law, the Company, the Company, its officers, directors, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter (collectively and individually, the “Indemnifiable Parties”), from and against any and all losses, damages, claims, liabilities, costs, or expenses (including any amount paid in any settlement effected with the Holder’s consent, which consent will not be unreasonably withheld) to any Indemnifiable Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities or actions or proceedings in respect thereof, costs, or expense arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Holder will reimburse each Indemnifiable Party, promptly upon demand, for any reasonable legal or other expenses incurred by such Indemnifiable Party in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, action, or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by the Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement), or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective in the final prospectus, such indemnity agreement shall not inure to the benefit of (a) the Company, and (b) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Security Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 5.2 shall not apply to amounts paid in settlement of any such claim loss, damage, liability, or action if such settlement is effected without the consent of the Holder, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Holder, to an amount equal to the net proceeds actually received by the Holder from the sale of Registrable Shares sold pursuant to such registration.

    5.3.            Promptly after receipt by an Indemnified and/or Indemnifiable Party pursuant to the provisions of Section 5.1 or 5.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such Indemnified and/or Indemnifiable Party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 5.1 or 5.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party shall only relieve it from any liability which it may have to any Indemnified and/or Indemnifiable Party to the extent that such indemnifying party has been damaged by such omission to notify hereunder. In case such action is brought against any Indemnified and/or Indemnifiable party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified or Indemnifiable Party; provided, however, that if the defendants in any action include both the Indemnified or Indemnifiable Party and the indemnifying party and if in the reasonable judgment of the Indemnified or Indemnifiable party there are separate defenses that are available to the Indemnified or Indemnifiable party or there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the Indemnified or Indemnifiable party, the Indemnified or Indemnifiable Party(ies) shall have the right to select, at the expense of the indemnifying party, separate counsel to participate in the defense of such action; provided, further, however, that if the Holder is the Indemnified Party, the Holder shall be entitled to one (1) separate counsel at the expense of the Company and if underwriters are also Indemnified parties who are entitled to counsel separate from the indemnifying party, then all underwriters as a group shall be entitled to one (1) separate counsel at the expense of the Company. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified or Indemnifiable Party pursuant to the provisions of said Section 5.1 or 5.2 above for any legal or other expense subsequently incurred by such Indemnified or Indemnifiable Party in connection with the defense thereof, unless (i) the Indemnified or Indemnifiable Party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified or Indemnifiable Party to represent the same within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the Indemnified or Indemnifiable Party’s intention to employ separate counsel pursuant to the previous sentence, (iii) the indemnifying party has authorized the employment of counsel for the Indemnified or Indemnifiable Party at the expense of the indemnifying party, or (iv) the indemnifying party has authorized the employment of counsel but such party or counsel fails to vigorously defend the action. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified or Indemnifiable Party of a release from all liability in respect to such claim or litigation.

    5.4.            If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the right to indemnification was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable consideration appropriate under the circumstances. In no event shall any party that is found liable for fraudulent misrepresentation within the meaning of Section 1(f) of the Securities Act be entitled to contribution hereunder from any party not found so liable.

        6.         Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall use it best efforts, as expeditiously as possible:

    6.1.            Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective with the Commission or pursuant to the blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, and, upon the request of the Holder, keep such registration statement effective for a period of up to two (2) years for any registration under Form F-3 (which shall be kept effective subject to the provisions of Rule 415), or for nine (9) months for any registration under F-1, or if sooner until the distribution contemplated in the registration statement has been completed.

    6.2.            Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

    6.3.            Furnish to the Holder and each duly authorized underwriter such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirement of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Holder.

    6.4.            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder, if participating in such underwriting, shall also enter into and perform its obligations under such agreement.

    6.5.            Notify the Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly amend such prospectus by filing a post effective supplement so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and deliver copies thereof to the Holder.

6.6. Cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

    6.7.            Provide a transfer agent and registrar for all Registrable Shares registered pursuant to this Agreement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

    6.8.            Furnish, at the request of the Holder, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holder.

    6.9             Promptly notify the Holder, if the Holder is selling Registrable Shares covered by a registration statement, of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

        7.         Conditions to Registration. The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to this Agreement unless the Holder participating therein consent to customary conditions of a reasonable nature that are imposed by the Company, including, but no limited to, the following:

7.1. Conditions requiring the Holder to comply with all applicable provisions of the Securities Act and the Exchange Act, including, but not limited to, the prospectus delivery requirements; and

    7.2.            Conditions prohibiting the Holder, upon receipt of written notice from the Company that it is required by law to correct or update the registration statement or prospectus, from effecting sales of the Registrable Shares until the Company has completed the necessary correction or updating.

        8.         Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that the Holder participating in such registrations shall furnish to the Company such information regarding himself, the Registrable Shares held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Shares.

        9.         Customary Arrangements. The Holder may not participate in any underwritten offering pursuant to a registration filed hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in customary underwriting arrangements, and (b) provides all relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that the Holder participating in the underwritten registration may appoint one legal or other representative to negotiate the underwriting arrangements, at the Holder’s expense.

        10.         Public Information. The Company shall undertake to make publicly available and available to the Holder adequate current public information within the meaning of, and as required pursuant to, Rule 144 and shall use its reasonable best efforts to satisfy the Registrant Requirements for the use of Form F-3 during the term of this Agreement.

        11.         Non-United States Offering. In the event of a public offering of securities of the Company outside of the United States, the Company will afford the Holder registration rights in accordance with applicable law and comparable in substance to the foregoing registration rights.

        12.         Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may only be assigned by the Holder (the “Assignment”) if such assignment is concurrent with the sale or transfer of Registrable Shares and only with respect to the transferred Registrable Shares; provided, (a) the Company, is upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

        13.         Changes in Registrable Shares. If there are any changes in the Registrable Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Shares as so changed.

        14.         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and any and all registration rights that the Company had previously granted to any party hereto in any capacity whatsoever. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

        15.         Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, as such laws are applied to agreements between State of New York residents entered into and to be performed entirely within State of New York, whether or not all parties hereto are residents of State of New York. Any dispute arising or resulting from this Agreement shall be subject to the sole and exclusive jurisdiction of the competent court sitting in the County of New York, State of New York.

        16.         Successors and Assigns. Subject to the provisions of Section 12 above, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        17.         Notices

    17.1.        All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below:

If to the Holder: If to the Company:	830 Third Avenue, 14th Floor
New York, NY 10022
United States
Facsimile: +1 212 581 5193

NUR Macroprinters Ltd.
Attn: David Amir, CEO
P.O. Box 1281
12 Abba Hillel Silver Street
Lod 71111
Israel
Facsimile: +972-8-9218918

        or such other address with respect to a party as such party shall notify each other party in writing as above provided.

    17.2.            Any notice sent in accordance with this Section 17 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if send via telecopier, upon transmission and telephonic confirmation of receipt.

        18.         Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        19.         Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        20.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by exchange of signatures via facsimile.

        In Witness Whereof, the parties have signed this Agreement, as of the date first appearing above.

NUR Macroprinters Ltd. By: /s/ David Amir —————————————— Name: David Amir Title: President and Chief Executive Officer	/s/ Dan Purjes —————————————— Dan Purjes

By: /s/ David Seligman —————————————— Name: David Seligman Title: Chief Financial Officer